SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

October 3, 2018

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant’s Certifying Accountant

By letter dated (and received) October 3, 2018, Malone Bailey LLP (“Malone”) notified the Audit Committee of the Board of Directors (the “Audit Committee”) of Zion Oil and Gas, Inc. (the “Company”) of its resignation as the Company’s independent registered public accounting firm.

The previously issued reports of Malone on the Company’s financial statements for the fiscal years ended December 31, 2017 and 2016 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, other than an explanatory paragraph relating to the Company's ability to continue as a going concern.

During the fiscal years ended December 31, 2017 and 2016, and the subsequent period through October 3, 2018, the date of Malone’s resignation, there were no disagreements with Malone on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Malone, would have caused Malone to make reference to the subject matter of the disagreements in their reports.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Malone with a copy of the statements set forth in this Item 4.01 prior to the filing of this Report. The Company requested that Malone furnish the Company with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether Malone agrees with the above statements in this Item 4.01 as required by SEC rules. Malone has furnished the requested letter, and it is attached as an Exhibit 16.1 to this Report.

The Audit Committee is currently seeking a new independent registered public accounting firm.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 16.1 – Auditor’s letter dated October 10, 2018

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

October 10, 2018	Zion Oil & Gas, Inc.

	By:	/s/ Dustin L. Guinn
Dustin L Guinn
Chief Executive Officer

2